SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): December 18, 2001

LACLEDE STEEL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-3855	43-0368310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 North Fourth Street, 3rd Floor St. Louis, Missouri	63102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 314-425-1400

Item 2.  Acquisition or Disposition of Assets.

        On December 18, 2001, the Registrant's subsidiary, Laclede Chain Manufacturing Company ("Laclede Chain"), sold substantially all of its assets to LC Acquisition Corp. for approximately $11.5 million plus the assumption of certain liabilities of Laclede Chain, including trade accounts payable and accrued expenses and liabilities relating to certain contracts to which Laclede Chain was a party. The purchase price is subject to adjustment in certain circumstances. Specifically, the purchase price is required to be (i) increased dollar for dollar to the extent net working capital as of the closing exceeds $12.1 million, or (ii) decreased dollar for dollar to the extent net working capital as of the closing is less than $12.1 million. The Asset Purchase Agreement, dated December 18 2001, by and between LC Acquisition Corp. as buyer, and Laclede Chain, as seller and Registrant, as parent of seller, filed as Exhibit 2 hereto is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

                (c)       Exhibits

                            Exhibit No.
                                    (Referenced to Item 601(b) of Regulation S-K)

                            Exhibit 2 - Asset Purchase Agreement, dated December 18, 2001, by and between Laclede Chain Manufacturing Company, LC Acquisition and Registrant

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LACLEDE STEEL COMPANY (Registrant)
Date: December __, 2001	By:	/s/ Michael H. Lane
Michael H. Lane President